                                                                  Exhibit 3(i)-4

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                                 STATE OF IDAHO

                       [GREAT SEAL OF THE STATE OF IDAHO]

                              --------------------
                              Department of State.
                              --------------------

     I, PETE T. CENARRUSA, Secretary of State of the State of Idaho and custodian of the Seal of said State, do hereby certify that the annexed is a full, true and complete transcript of articles of amendment for VICTOR INDUSTRIES, INC., an Idaho corporation, correcting capital stock, received and filed in this office on April 22, 1981 as appears of record as of this date.

     IN TESTIMONY WHEREOF, I have hereunto set my hand and affixed the Great Seal of the State of Idaho.


[SEAL]
                                 Done at Boise, Idaho, this 29th day of
                                 October A.D., 1981

                                 Pete T. Cenarrusa
                                                              Secretary of State

                                 /s/ Ann Fisk
                                 -----------------------------------------------
                                                               Corporation Clerk

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

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                                 State of Idaho

                              --------------------
                              Department of State.
                              --------------------

                            CERTIFICATE OF AMENDMENT
                                       OF

                            VICTOR INDUSTRIES, INC.
-------------------------------------------------------------------------------

     I PETE T. CENARRUSA, Secretary of State of the State of Idaho hereby, certify that duplicate originals of Aricles of Amendment to the Articles of Incorporation of VICTOR INDUSTRIES, INC. duly signed and verified pursuant to the provisions of the Idaho Business Corporation Act have been received in this office and are found to conform to law.

     ACCORDINGLY and by virtue of the authority vested in me by law, I issue this Certificate of Amendment to the Articles of Incorporation and attach hereto a duplicate original of the Articles of Amendment.

     Dated April 22, 1981.

                                         /s/ PETE  CENARRUSA
                                         ------------------------------
                                         SECRETARY OF STATE

[GREAT SEAL OF
THE STATE OF IDAHO]                    -----------------------------------------
                                              Corporation Clerk

================================================================================

                                  AMENDMENT OF

                           ARTICLES OF INCORPORATION

                                       OF

                            VICTOR INDUSTRIES, INC.

     KNOW ALL MEN BY THESE PRESENTS, that by the powers of the bylaws of the Company and by a special resolution passed at the General Stockholders meeting of August 18, 1980 held at 1010 of the Camlin Hotel at 2:00 p.m., it was passed and resolved by a vote of 2,249,016 represented and 108,000 by proxy of the 3,329,249 shares issued and outstanding voted 100% in favor to amend the Articles as follows:

     That Article VI, As Amended Shall Read As Follows:

     "That the capital structure of this corporation shall be 11,000,000 shares of common stock of which 10,000,000 are at 5 cents par value and 1,000,000 shares are Class A common at $5.00 par value.

     Both common and Class A common shall have the same voting privilege and participate alike in the earnings of the corporation.

     And Article VI as amended to be supplemented to read that the Company may issue debentures, bonds, warrants and mortgages."

     DATED AND EXECUTED in triplicate at Bellevue, Wa. This 28th day of October, 1980.

                            VICTOR INDUSTRIES, INC.

ATTEST: /s/ Darlene P. Boykiw               BY:  /s/ Vic Boykiw
        -----------------------                  -------------------------------
        Darlene P. Boykiw                        Vic Boykiw, President
        Secretary

STATE OF WASHINGTON )
                    )
COUNTY OF KING      )

     I, the undersigned, a Notary Public in and for the State of Washington, hereby certify that on this 28th day of October, 1980, personally appeared before me, Vic Boykiw and Darlene P. Boykiw, to me personally known to be the persons whose names are subscribed to the foregoing instrument and acknowledged to me that they executed the same in triplicate as their free and voluntary act and deed and as the free and voluntary act and deed of said company, and upon being duly sworn on oath stated that they were the President and Secretary, respectively, of the said Director's Meeting at which the said amendments were adopted; and that the matters and facts stated therein are true; and that the seal affixed is the seal of the said company.

     GIVEN UNDER MY HAND AND OFFICIAL SEAL the day and year in this certificate first above written.


                                    /s/ Bette Snow
                                    ---------------------------------------
                                    NOTARY PUBLIC in and for the
                                    State of Washington, residing
                                    at Mercer Island

                              VERIFICATION FORM A

STATE OF  WA    )
                ) ss.
COUNTY OF KING  )

     I, Bette Snow, a notary public, do hereby certify that on this 28th day of October, 1980, personally appeared before me Vic Boykiw, who, being by me first duly sworn, declared that he is the President of Victor Industries, Inc. that he signed the foregoing document as President of the corporation, and that the statements therein contained are true.

                                 /s/ Bette Snow
                                 -----------------------------------------
                                 NOTARY PUBLIC for the State of Washington,
                                 Residing at Mercer Island My Commission
                                 Expires: 12-15-80

(Notarial Seal)

                                                             MAR 30  8 55 AM '81
                                                             SECRETARY OF STATE

                                  AMENDMENT OF

                           ARTICLES OF INCORPORATION

                                       OF

                            VICTOR INDUSTRIES, INC.

     KNOW ALL MEN BY THESE PRESENTS, that by the powers of the bylaws of the Company and by a special resolution passed at the General Stockholders meeting of August 18, 1980 held at 1010 of the Camlin Hotel at 2:00 p.m., it was passed and resolved by a vote of 2,249,016 represented and 108,000 by proxy of the 3,329,249 shares issued and outstanding voted 100% in favor to amend the Articles as follows:

     That Article VI, As Amended Shall Read As Follows:

     "That the capital structure of this corporation shall be 11,000,000 shares of common stock of which 10,000,000 are at 5 cents par value and 1,000,000 shares are Class A common at $4.00 par value.

     Both common and Class A common shall have the same voting privilege and participate alike in the earnings of the corporation.

     And Article VI as amended to be supplemented to read that the Company may issue debentures, bonds, warrants and mortgages."

     DATED AND EXECUTED in triplicate at Bellevue, Wa. This 28th day of October, 1980.

                                   NO. 15352

                        -------------------------------

                            VICTOR INDUSTRIES, INC.

                        --------------------------------

                         Changing the capital stock to
                                 $5,500,000.00

                        --------------------------------

                                 STATE OF IDAHO
                              Department of State
                                  Boise, Idaho
                      Approved, filed and admitted to the
                      corporation records of the State
                      of Idaho
                      Date April 22, 1981
                      Time 9:00am

                       ----------------------------------

                      FEES PAID
                      Filing            $ 20.00
                      Tax               $ _____

                               Pete T. Cenarrusa
                       -----------------------------------
                               Secretary of State

                        By: /s/ Ann Fisk
                            ------------------------------

Victor Industries
515 116th Avenue N.E. Suite 205
Bellevue, Washington 98004